UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2016
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Markel Corporation
(Exact name of registrant as specified in its charter)
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Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway
Glen Allen, Virginia 23060-6148
(804) 747-0136
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2016, the Board of Directors of Markel Corporation (the “Company”) elected Thomas S. Gayner and Richard R. Whitt, III, the Co-Chief Executive Officers of the Company, to serve as directors of the Company.
In addition, on August 30, 2016, the Board appointed F. Michael Crowley, President of the Company, to Vice Chairman.
Mr. Gayner and Mr. Whitt will not receive any compensation for their service as directors other than reimbursement of expenses incurred in connection with attending meetings. Mr. Gayner and Mr. Whitt have not been assigned to serve on any of the Board’s committees.
Mr. Gayner’s spouse is employed by a Company subsidiary as President and Chief Executive Officer. In 2015, total compensation to Mr. Gayner’s spouse was approximately $280,000.
A copy of the Company’s press release announcing the election of Mr. Gayner and Mr. Whitt to the Board of Directors and appointment of Mr. Crowley as Vice Chairman is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release issued August 31, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2016	MARKEL CORPORATION

	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit	Description
99.1	Press Release issued August 31, 2016